UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 17, 2025

DAVITA INC.

(Exact name of registrant as specified in its charter)

DE	1-14106	51-0354549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 16th Street

Denver, CO 80202

(Address of principal executive offices including Zip Code)

(720) 631-2100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s):	Name of each exchange on which registered:
Common Stock, $0.001 par value	DVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 17, 2025, DaVita Inc. (the “Company”) entered into a Seventh Amendment (the “Seventh Amendment”) to that certain Credit Agreement dated as of August 12, 2019 (as previously amended, restated, supplemented, or otherwise modified, and as further amended by the Seventh Amendment, the “Credit Agreement”), in each case, by and among the Company, its subsidiary guarantors, the lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent, collateral agent and swingline lender (“Wells Fargo”).

The Seventh Amendment, among other things, provides for (i) a repricing of the Company’s existing senior secured term loan “B” facility maturing in May 2031 (the “Extended Tranche B-1 Term Facility”; the Extended Tranche B-1 Term Facility as so repriced, the “Tranche B-2 Term Facility”, and the term “B” loans made thereunder, “Tranche B-2 Term Loans”) and (ii) an incremental borrowing of Tranche B-2 Term Loans in an aggregate principal amount of $250 million (the “Incremental Tranche B-2 Term Loans”).

Pursuant to the Seventh Amendment and the Credit Agreement, the Tranche B-2 Term Loans (including the Incremental Tranche B-2 Term Loans) shall be denominated in U.S. dollars and shall bear interest, at the Company’s option, based on (i) the Base Rate (as defined below) plus the Applicable Margin (as defined below), or (ii) the forward-looking term rate based on the secured overnight financing rate that is published by CME Group Benchmark Administration Limited (“Term SOFR”) plus the Applicable Margin. The “Base Rate” with respect to the Tranche B-2 Term Facility is defined as the highest of (i) the Federal Funds Rate, as published by the Federal Reserve Bank of New York, plus 50 basis points, (ii) the prime commercial lending rate of Wells Fargo as established from time to time and (iii) Term SOFR for an interest period of one month plus 100 basis points; provided that if the Base Rate is negative it shall be deemed to be zero. The “Applicable Margin” for the Tranche B-2 Term Facility is 175 basis points in the case of Term SOFR loans and 75 basis points in the case of Base Rate loans. The “Applicable Margin” with respect to the Extended Tranche B-1 Term Facility before giving effect to the Seventh Amendment was 200 basis points for Term SOFR loans and 100 basis points for Base Rate loans.

The Company used the proceeds of the Incremental Tranche B-2 Term Loans to repay a portion of its outstanding senior secured term “A” loans maturing in April 2028 in the amount of $250 million.

The Company and its affiliates may from time to time engage certain of the lenders under the Credit Agreement to provide other banking, investment banking and financial services.

The foregoing description of the Seventh Amendment does not purport to be complete and is qualified in its entirety by reference to the complete terms and conditions of the actual Seventh Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Seventh Amendment has been incorporated by reference herein to provide stockholders with information regarding its terms. It is not intended to provide any other information about the Company or the Company’s subsidiaries that are guarantors thereunder, or other subsidiaries and affiliates of the Company. For example, the Seventh Amendment contains representations and warranties that were made solely for the benefit of the other parties to the Seventh Amendment and should not be relied upon as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Seventh Amendment, dated as of July 17, 2025, to that certain Credit Agreement, dated as of August 12, 2019, by and among DaVita Inc., certain subsidiary guarantors party thereto, the lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent, collateral agent and swingline lender (including a conformed copy of the Credit Agreement, reflecting all amendments through the Seventh Amendment, attached as Annex A thereto).

104.1	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVITA INC.

Date: July 17, 2025	By:	/s/ Joel Ackerman
Joel Ackerman
Chief Financial Officer and Treasurer